UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 2, 2020

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

Delaware	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618
Registrant's Telephone Number, Including Area Code:	(949) 600-5600
Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8‑K filed by CalAmp Corp. (the “Company”) with the U.S. Securities and Exchange Commission on July 8, 2020, the Company appointed Jeffery R. Gardner as its President and Chief Executive Officer, effective July 2, 2020. On July 16, 2020, the Board of Directors of the Company approved entering into an Executive Employment Agreement with Mr. Gardner (the “Employment Agreement”).

The Employment Agreement became effective as of July 2, 2020 and will continue until May 31, 2022, unless earlier terminated; the term of the Employment Agreement also is subject to automatic successive two-year renewal terms. Unless otherwise noted below, the Employment Agreement supersedes the original Interim President and CEO Employment Letter Agreement with Mr. Gardner, effective March 25, 2020, as amended on May 1, 2020 (the “Interim Employment Letter Agreement”).

The Employment Agreement provides for:

•	An annual base salary of $515,000 per year;
•	Participation in the annual executive bonus program of the Company;
•	Eligibility for equity incentive awards under any applicable plans adopted by the Company;
•	Up to $2,500 in reimbursed legal fees and expenses incurred in connection with the negotiation of the Employment Agreement;
•	Certain other customary employee benefits and expense reimbursements; and
•

Reimbursement for reasonable expenses related to Mr. Gardner’s relocation to Orange County, California in an amount up to $300,000 (which Mr. Gardner would be required to repay in full if, prior to July 2, 2021, Mr. Gardner resigns for any reason).

In the event that Mr. Gardner’s employment is terminated by the Company without “cause” or by Mr. Gardner for “good reason”, in each case, not in connection with a “change of control” (each, as defined in the Employment Agreement, and each referred to as an “involuntary termination”), Mr. Gardner will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the Employment Agreement:

•	Continued payments of base salary for 12 months;
•	Payment of a prorated portion of his annual target bonus for the year of termination;
•

Accelerated vesting of any then-outstanding restricted stock units and restricted stock that would have vested during the 12 months following termination (and for any performance stock units, such equity would only vest to the extent performance goals are achieved as of the termination date); and

•	Company-paid healthcare continuation coverage for Mr. Gardner and his dependents for up to 12 months after the termination date.

In the event Mr. Gardner experiences an involuntary termination during the three-month period preceding a change of control or the 12-month period following a change of control, Mr. Gardner will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the Employment Agreement:

•	Continued payments of base salary for 24 months;
•	Payment of a prorated portion of his annual target bonus for the year of termination;
•	Accelerated vesting of all of his then-outstanding Company equity-based awards;
•	Extension of the exercise period for all of Mr. Gardner’s outstanding Company stock options, to the extent vested, for a period of up to 24 months following the termination date; and
•	Company-paid healthcare continuation coverage for Mr. Gardner and his dependents for up to 24 months after the termination date.

In the event that Mr. Gardner’s employment is terminated by the Company by reason of Mr. Gardner’s death, the Company will continue to provide Company-paid healthcare continuation coverage for Mr. Gardner’s dependents (if any) for up to six months after the termination date, and all of Mr. Gardner’s then-outstanding time-vesting restricted stock unit and restricted stock awards will accelerate and vest.

The Employment Agreement further provides that, to the extent that any payment or benefit received in connection with a change of control under the agreement would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Gardner than receiving the full amount of such payments.

The Employment Agreement also contains a customary employee non-solicitation provision that applies during the term of the agreement and for two years after the termination of Mr. Gardner’s employment. Additionally, the Employment Agreement contains standard confidentiality provisions that apply during the term of the agreement and after the termination of the Mr. Gardner’s employment.

Pursuant to the Employment Agreement, the Company remains obligated to provide Mr. Gardner with the following pursuant to the terms of the Interim Employment Letter Agreement: (i) an apartment rental in Orange County, California through August 31, 2020, and (ii) payment of a bonus with respect to the six-month performance period ending August 31, 2020 (with a target bonus opportunity of 100% of his six-month base salary).

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by the full terms and conditions of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

    (d)  Exhibits

10.1	Executive Employment Agreement between the Company and Jeffery Gardner, dated July 16, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

	July 21, 2020	By: /s/ Kurtis Binder
Date		Kurtis Binder
Executive Vice President and CFO
(Principal Financial Officer)